EXHIBIT 99.1

FOR IMMEDIATE RELEASE                       Contact: Erin Gaffney 212-840-4771
                                                     Web Site: www.hartmarx.com


               HARTMARX FIRST QUARTER NET EARNINGS ALMOST DOUBLE
                      ON EARLIER THAN EXPECTED SHIPMENTS;
            COMPANY CONTINUES TO ANTICIPATE NET EARNINGS IMPROVEMENT
                     OF 30% - 40% FOR THE FULL YEAR OF 2005


         CHICAGO, March 30, 2005 - - Hartmarx Corporation (NYSE: HMX) today reported operating results for its first quarter ended February 28, 2005. Sales increased 5.3% to $143.8 million in 2005 compared to $136.6 million in 2004. Net earnings improved to $4.2 million or $.11 per diluted share in 2005 compared to net earnings of $2.2 million or $.06 per diluted share in 2004.

         Homi B. Patel, chairman and chief executive officer of Hartmarx Corporation, commented, "Strong February retail sales resulted in early shipments of some second quarter orders which contributed to the better than expected 5.3% sales increase and 95% net earnings increase. The increased first quarter earnings reflected higher sales and improved operating margins in both our men's and women's segments. We are very pleased with our first quarter performance and remain comfortable with our recently stated full-year guidance of achieving a 2005 sales increase in the low to mid single digit range and improving net earnings by 30% - 40%," Mr. Patel concluded.

         First quarter operating earnings increased to $8.5 million in 2005 compared to $5.1 million in 2004 and reflected both the higher sales and an improved gross margin rate of 33.5% compared to 29.8% in 2004. Selling, general and administrative expenses were $40.4 million in 2005 compared to $36.2 million in 2004. Interest expense was $1.6 million this year compared to $1.5 million in 2004. The Misook business, acquired at the end of July, 2004, contributed approximately $7 million in sales and about $.03 in earnings per diluted share to first quarter consolidated results. Total debt at February 28, 2005 was $130.8 million compared to $125.1 million in the year earlier period.

         Hartmarx produces and markets business, casual and golf apparel under its own brands including Hart Schaffner Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Society Brand, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Exclusively Misook, Barrie Pace and Aura. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Pierre Cardin, Perry Ellis, Jeffrey Banks, Jhane Barnes, DKNY Donna Karan New York, Andrea Jovine, Lyle & Scott, Golden Bear and Starington. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

                                  - - More - -

         The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements. The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                        -- Financial Summary Follows --

                       --- UNAUDITED FINANCIAL SUMMARY --
                   (000's omitted, except per share amounts)


Statement of Earnings                             Three Months Ended
                                             February 28,        February 29,
                                                2005                 2004
                                             ------------        ------------

Net sales                                       $ 143,822         $  136,613
Licensing and other income                            765                569
                                                ---------         ----------
                                                  144,587            137,182
                                                ---------         ----------
Cost of goods sold                                 95,658             95,863
Selling, general & administrative expenses         40,404             36,206
                                                ---------         ----------
                                                  136,062            132,069
                                                ---------         ----------
Operating earnings                                  8,525              5,113
Interest expense                                    1,575              1,543
                                                ---------         ----------
Earnings before taxes                               6,950              3,570
Tax provision                                      (2,745)            (1,410)
                                                ---------         ----------
Net earnings                                    $   4,205         $    2,160
                                                =========         ==========

Earnings per share:
   Basic                                            $ .12              $ .06
   Diluted                                          $ .11              $ .06

Average shares:  Basic                             35,920             33,878
                 Diluted                           36,789             35,205

                                          * * *


                                            February 28,        February 29,
                                               2005                 2004
Condensed Balance Sheet                     ------------        ------------


Cash                                        $    4,527            $    1,447
Accounts receivable, net                       137,586               135,006
Inventories                                    141,643               128,281
Other current assets                            31,820                20,484
                                            ----------            -----------
                  Current Assets               315,576               285,218
Other assets, including goodwill
       and intangibles                          66,178                30,603
Deferred income taxes                           30,335                54,095
Intangible pension asset                        39,411                42,860
Net fixed assets                                28,991                28,443
                                            ----------            -----------
                  Total                     $  480,491            $  441,219
                                            ==========            ===========

Accounts payable and accrued expenses       $   94,491            $   71,734
Total debt                                     130,795               125,116
Accrued pension liability                       27,219                47,934
Shareholders' equity                           227,986               196,435
                                            ----------            -----------

                  Total                     $  480,491            $  441,219
                                            ==========            ===========

Book value per share                             $6.27                 $5.55
                                                 =====                 =====

Selected cash flow data:

Capital expenditures                        $    2,636            $      577
Depreciation of fixed assets                     1,242                 1,414
Amortization of intangible assets,
     long-lived assets and
     unearned employee benefits                    811             1,211


This information is preliminary and may be changed prior to filing Form 10-Q. No investment decisions should be based solely on this data.

Certain prior year amounts have been reclassified to conform to the current year's presentation.